Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Audit and Finance Committee

Heritage Financial Corporation’s 401(k)

Employee Stock Ownership Plan and Trust:

We consent to the incorporation by reference in the registration statement (No. 333-87599) on Form S-8 of Heritage Financial Corporation of our report dated June 21, 2011, with respect to the statements of net assets available for benefits of the Heritage Financial Corporation 401(k) Employee Stock Ownership Plan and Trust as of December 31, 2010 and 2009, the related statement of changes in net assets available for benefits for the year ended December 31, 2010, and the supplemental schedules H, line 4i –Schedule of Assets (Held at End of Year) as of December 31, 2010 and line 4a – Schedule of Delinquent Participant Contributions for the year ended December 31, 2010, which report appears in the December 31, 2010 annual report on Form 11-K of the Heritage Financial Corporation 401(k) Employee Stock Ownership Plan and Trust.

/s/ KPMG LLP

Seattle, Washington

June 21, 2011

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